UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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US GOLD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROB MCEWEN LETTER TO SHAREHOLDERS OF US GOLD AND MINERA ANDES

Toronto, Canada

December 21, 2011

Dear Fellow Share Owners,

You will shortly receive in the mail a massive document: information circular/proxy statement along with a request for your vote to approve the combination of US Gold and Minera Andes. My name is Rob McEwen and I am the largest shareholder, Chairman and CEO of both companies. I own approximately 20% of the outstanding shares of US Gold and 30% of the outstanding shares of Minera Andes. In June 2011, I proposed this combination to the Boards of both companies based upon my belief that the combined company would be significantly stronger and better positioned to grow and prosper.

I do not take a salary from either company. I bought all of my shares. The cost of my investment is over $110 million and it is split approximately 45% US Gold and 55% Minera Andes. How will I make money? The same way as you, which is through a higher share price!

I am very sorry to say that since June the price performance of our shares and much of the junior gold market has been simply awful and financially painful for all of us! However, once you have approved the combination on January 19th I believe we will see the value of our shares begin to improve for the following reasons:

•                  Significant Near-Term Growth: The goal of the combined company is to significantly increase production as the El Gallo Complex comes online in Mexico and still remain at the bottom of the cost curve.

•                  Exciting Exploration: Significant land packages adjoining US Gold’s El Gallo Complex, Barrick’s Cortez Mine, Minera Andes’ San José Mine and Goldcorp’s Cerro Negro project.

•                  Resources (see table below):

Silver - Measured and Indicated 70 MMoz, Inferred 86.4 MMoz

Gold - Measured and Indicated 5.3 MMoz, Inferred 1.2 MMoz

Copper - Indicated 2.2 Billion pounds, Inferred 10.3 Billion pounds

•                  Market Capitalization: Combined market capitalization of approximately US$865 million (as at December 20, 2011) will create a combined company that possesses size and diversity of assets that should attract greater research coverage.

•                  Listings: The combined company’s shares would trade on the New York Stock Exchange (NYSE) and the Toronto Stock Exchange (TSX).

By combining US Gold’s growth profile with Minera Andes’ cash flow, we have the potential to create a high-growth silver-gold producer that is focused in the Americas. In addition, we retain exposure to great grass-roots exploration prospects. Under the proposal, each Minera Andes shareholder would receive 0.45 of a share exchangeable into a share of the combined company (McEwen Mining) for every one (1) Minera Andes share held. Each US Gold shareholder will continue to hold their existing shares as US Gold is renamed McEwen Mining. This exchange ratio was arrived at by the independent committees of each Board based on advice from their financial advisors. I agreed to support this exchange ratio.

I previously built and ran Goldcorp over 18 years. Its solid foundation was built through several well considered and strategic reorganizations and mergers that enabled us to realize excellent share price performance. My goal is to see if we can duplicate that success and it starts with this merger. With US Gold and Minera Andes together we do have the potential to achieve something great.

I urge you to vote YES to this proposal and I look forward to your support as we set out to build a great company that I expect will qualify for inclusion in the S&P 500 Index by 2015.

If you require assistance in voting your proxy or further information about the Plan of Arrangement, please contact Kingsdale Shareholder Services Inc. toll free at 1-866-581-1513 or by e-mail at contactus@kingsdaleshareholder.com

Best wishes for much success in your investments and life!

Rob McEwen
Chief Owner
US Gold & Minera Andes

ABOUT US GOLD (www.usgold.com) AND MINERA ANDES (www.minandes.com)

US Gold Corporation (“US Gold”) and Minera Andes Inc. (“Minera Andes”) entered into a definitive arrangement agreement on September 22, 2011, wherein each Minera Andes shareholder would receive 0.45 of a share exchangeable into a US Gold share for every one (1) Minera Andes share held. US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015.  US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production.  US Gold’s shares are listed on the NYSE and the TSX under the symbol UXG, trading 2.6 million shares daily during the past twelve months.  US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF.  Rob McEwen, Chairman and CEO, owns 20% of the shares of US Gold.

Minera Andes is an exploration company exploring for gold, silver and copper in Argentina with three significant assets: One, a 49% interest in Minera Santa Cruz SA, owner of the San José Mine that is located near Goldcorp’s Cerro Negro project; Two, 100% ownership of the Los Azules copper deposit; Three, 100% ownership of a large portfolio of exploration properties in Santa Cruz province, Argentina, including properties bordering the Cerro Negro project.  The Company had $45 million USD in cash as at September 30, 2011 with no bank debt.  Rob McEwen, Chairman and CEO, owns 30% of the shares of Minera Andes.

Forward Looking and Cautionary Statements

This press release contains certain forward-looking statements and information by each of US Gold and Minera Andes, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information express, as at the date of this press release, US Gold and Minera Andes’ estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, the completion of the proposed business combination between Minera Andes and US Gold (including the numerous approvals required in connection with such a business combination), risks related to business integration as a result of a successful business combination, factors associated with fluctuations in the market price of precious metals, mining industry risks, risks associated with foreign operations, risks related to litigation including specifically but not limited to Minera Andes’ Los Azules property which if resolved adversely to Minera Andes (or the combined company, as the case may be) would materially affect Minera Andes’ ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. Neither US Gold nor Minera Andes undertakes any obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See (i) US Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”; and, (ii) Minera Andes’ Annual Information Form as filed on SEDAR (www.sedar.com) and form 40F/A filed with the SEC, for the period ended December 31, 2010, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

Additional Information About the Arrangement

In connection with the proposed arrangement, US Gold has filed a definitive proxy statement with the SEC.  SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ARRANGEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO. The definitive proxy statement was mailed to the Company’s shareholders on or about December 19, 2011 seeking, among other things, their approval of the issuance of US Gold shares as consideration in the arrangement.  US Gold’s shareholders may also obtain a copy of the definitive proxy statement by directing a request to:  US Gold Corporation at (647) 258-0395 (Toll Free: (866) 441-0690) or Investor Relations, at Suite 4750, Bay Wellington Tower, 181 Bay Street, P.O. Box 792, Toronto, Ontario, Canada, M5J 2T3.  In addition, the preliminary proxy statement, the definitive proxy statement and other relevant materials that have been or will be filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or shareholders may access copies of such documentation filed with the SEC by visiting the “Investor Relations” section of US Gold’s website at http://www.usgold.com.

US Gold and its respective officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the arrangement.  Information regarding the names, affiliations and interests of certain of US Gold’s executive officers and directors in the solicitation are available in the the definitive proxy statement relating to the arrangement filed with the SEC.  Information about US Gold’s executive officers and directors is also available in US Gold’s definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 29, 2011.

Resources

Cautionary Statement to US Investors: All resource estimates reported by US Gold and Minera Andes are calculated in accordance with Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. These standards differ significantly from the requirements of the U.S. Securities and Exchange Commission. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

The cumulative resource and reserve figures set forth above is comprised of the following:

San José Mine (49%) (MAI) (1)	Tonnes (MM*) (100%)	Ag Grade (g/t)	Au Grade (g/t)	Ag (MMoz*) (100%)	Au (MMoz*)(100%)
Proven	0.7	511	7.26	10.6	0.14
Probable	0.75	394	5.45	8.6	0.12
Measured (inclusive of P+P)	1	570	8.1	16.6	0.23
Indicated (inclusive of P+P)	2	426	6.14	24.8	0.35
Inferred	2.9	373	5.96	31.5	0.5

El Gallo (UXG) (2)	Tonnes (MM*) (100%)	Ag Grade (g/t)	Au Grade (g/t)	Ag (MMoz*) (100%)	Au (MMoz*)(100%)
Measured	7	87	0.08	19.5	0.015
Indicated	5.6	64	0.06	11.7	0.009

Inferred	10	52	0.04	16.7	0.01

Palmarito (UXG) (2)	Tonnes (MM*) (100%)	Ag Grade (g/t)	Au Grade (g/t)	Ag (MMoz*) (100%)	Au (MMoz*)(100%)
Measured	2.6	72	0.14	6.12	0.011
Indicated	1.1	68	0.13	2.4	0.004
Inferred	1.6	58	0.1	2.9	0.005

Magistral (UXG) (2)	Tonnes (MM*) (100%)	Ag Grade (g/t)	Au Grade (g/t)	Ag (MMoz*) (100%)	Au (MMoz*)(100%)
Measured	7		1.7		0.35
Indicated	3.4		1.3		0.15
Inferred	0.2		1		0.01

Gold Bar (UXG) (3)	Tonnes (MM*) (100%)	Ag Grade (g/t)	Au Grade (g/t)	Ag (MMoz*) (100%)	Au (MMoz*)(100%)
Measured	0.7		1.19		0.03
Indicated	18.8		0.94		0.57
Inferred	7		0.94		0.21

Tonkin (UXG) (4)	Tonnes (MM*) (100%)	Ag Grade (g/t)	Au Grade (g/t)	Ag (MMoz*) (100%)	Au (MMoz*)(100%)
Measured	17.5		1.44		0.82
Indicated	14.7		1.34		0.63
Inferred	8.4		1.13		0.31

Limo (UXG) (5)	Tonnes (MM*) (100%)	Ag Grade (g/t)	Au Grade (g/t)	Ag (MMoz*) (100%)	Au (MMoz*)(100%)
Measured	5.9		0.89		0.17
Indicated	3.7		0.61		0.07
Inferred	2.2		0.7		0.05

*MM= millions

Los Azules (MAI) (6)	Tonnes (MM)	Cu Grade (%)	Au Grade (g/t)	Ag Grade (g/t)	Cu (B lbs)
Indicated	137	0.73	0.07	1.7	2.2
Inferred	900	0.52	0.07	1.7	10.3

	Probable
Gold Bar (UXG) (3)	Tonnes (millions)	Grams per tonne	Ounces
Probable Reserves	15.1	1	484,379

(1) San José Mine resources information was derived from the report “Minera Andes Inc. Annual Information Form” for the fiscal year ended December 31, 2010 released by Minera Andes Inc. on March 28, 2011 with an effective date of December 31, 2010, prepared by James L. Pearson P.Eng., Alfred Hayden and Fred Brown and Eugene Puritch.  Each of the foregoing are considered to be independent of Minera Andes and Qualified Persons as defined by NI 43-101. For further information about the San José mine see the “Technical Report on the San José Silver-Gold Mine, Santa Cruz, Argentina” prepared by Eugene J. Puritch, Alfred S. Hayden, James L. Pearson, Fred H. Brown, Tracy Armstrong, David Burga and, Kirstine R. Malloch, dated December 16, 2010. (2) El Gallo Complex resources (El Gallo, Magistral and Palmarito) information was derived from the report “Preliminary Economic Assessment for the El Gallo District, Sinaloa State, Mexico” with an effective date of February 11, 2011 prepared by Richard Addison, Paul A. Gates, Aaron M. McMahon (the “El Gallo Report”). Each of the El Gallo Report authors is independent of US Gold Corporation and a Qualified Person as defined by NI 43-101. (3) Gold Bar resources information was derived from the news release titled “US Gold Announces Positive Preliminary Feasibility Study for Gold Bar Project, Nevada” reviewed and approved by J. B. Pennington. Mr. Pennington is independent of US Gold Corporation and a Qualified Person as defined by NI 43-101. The report titled “NI 43-101 Preliminary Feasibility Study of US Gold Corporation’s Gold Bar Project” with an effective date of November 28, 2011. This report will be available on SEDAR (www.sedar.com) within 180 days.  (4) Tonkin resources information was derived from the report “Technical Report on the Tonkin Project” with an effective date of May 16, 2008 prepared by Alan C. Noble, P.E., Ore Reserves Engineering, Richard Gowans, Micon International and Steven Brown, US Gold Corporation. Mr. Noble and Mr. Gowans are independent of US Gold Corporation and a Qualified Person as defined by NI 43-101. (5) Limo resources information was derived from the report “NI 43-101 Technical Report for the Limousine Butte Project, White Pine County, Nevada” with an effective date of July 1, 2009 prepared by John Welsh, P. Eng., Kim Drossulis, Senior Engineer, Jonathan Brown, M.B.A., C.P.G., Doug Willis, Geologist, Christine Ballard, Project Geotechnical Engineer, Eric Haddox, P. Eng. (the “Limo Report”). Each of the Limo report authors is independent of US Gold Corporation and a Qualified Person as defined by NI 43-101. (6) Los Azules resources information was derived from the report “Canadian National Instrument 43-101 Technical Report Updated Preliminary Assessment, Los Azules Project, San Juan Province, Argentina” with an effective date of December 1, 2010 prepared by Kathleen Altman, Robert Sim, Bruce Davis, Richard Jemielita, William Rose, and Scott Elfen (the “Los Azules Report”). Each of the Los Azules Report authors is independent of Minera Andes Inc. and a Qualified Person as defined by NI 43-101.

The TSX and NYSE have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of US Gold and Minera Andes.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395	P.O. Box 792
Toll Free: (866) 441-0690	Toronto ON M5J 2T3
Fax: (647) 258-0408	E-mail: info@usgold.com